 FOR IMMEDIATE RELEASE

Spiral Toys Reports Third Quarter 2015 Results

LOS ANGELES, CA – November 12, 2015 – Spiral Toys (OTCQB: STOY), a leading provider of mobile-connected, wireless entertainment technology, reported results for the third quarter ended September 30, 2015.

Q3 2015 Highlights

•

Revenue totaled $4.3 million compared to $1.5 million for the previous quarter and $98,000 for the same quarter of 2014.

•

Shipped 950,000 CloudPet components to third-party contractors, compared to 339,000 during the previous quarter, bringing the total to approximately 1.3 million.

•

Generated $160,000 of royalty fees compared to $13,000 during the previous quarter based on shipments of 540,000 CloudPets from Spiral Toy’s distributors to retailers.

•

Spiral and its partners developed a new marketing campaign to drive mobile app usage and holiday sales at retailers selling CloudPets including Walmart, Target, Toys“R”Us and Kmart.

Management Commentary

“Our performance during the third quarter reflected the completed transition from the development stage of our company as we generated increased revenue related to our flagship connected plush toy, CloudPets,” commented Spiral Toys’ CEO Mark Meyers.

“While we are pleased with the successful retail launch of CloudPets, we believe the technology platform and business model has proven successful and, more importantly, something we can apply to other products both within the toy industry, and beyond.”

“Our focus is on creating a unique digital experience around everyday items, that leverages our proprietary connected platform. As we look forward, we plan to release three new products in 2016 in an effort to market and further build our digital ecosystem of connected users.”

Financial Overview

Revenue for the third quarter of 2015 totaled $4.3 million, which is up from $1.5 million during the previous quarter and $98,000 for the same quarter in 2014. The increases were driven by the production launch of our CloudPets line during the second quarter of 2015 and continued shipments throughout the third quarter of 2015.

Gross margin was 16.0% for the three months ended September 30, 2015, generating gross profit of $690,000, which compares with gross margins of 11.9% for the three months ended June 30, 2015, generating gross profit of $180,000. The improvements were driven by the increased production and shipments of CloudPet components.

Total operating expenses during the third quarter of 2015 totaled $941,000, which compares to $941,000 for the second quarter of 2015, and $294,000 for the third quarter of 2014. The increase reflects a $327,000 investment into product development offset by the sequential decrease in legal and professional fees.

Net loss from continuing operations for the quarter ended September 30, 2015 totaled $187,000, or $(0.00) per basic and diluted share, which compared to a loss of $831,000 or $(0.02) per basic and diluted share for quarter ended June 30, 2015, and a loss of $219,000 or $(0.01) per basic and diluted for the same period in 2014.

As of September 30, 2015, working capital totaled $913,000, which compared to $183,000 at June 30, 2015.  This change was resulted from the completion of a private placement for aggregate gross proceeds of $865,000 during the three months ended September 30, 2015.

Earnings Call Details

Management plans to hold a conference call later today, November 12 at 4:30 p.m. Eastern time to discuss results for the quarter. Spiral Toys’ CEO Mark Meyers and CFO Akio Ariura will host the presentation, followed by a question and answer period.

Date: Today, November 12, 2015

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Domestic dial-in number: 877-407-9039

International dial-in: 201-689-8470

Conference ID: 13624081

Webcast link: http://public.viavid.com/index.php?id=117028

The conference call will be broadcasted live via webcast in the Investor Relations section of Spiral Toys’ website at www.spiraltoys.com.

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Michael Koehler at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 12, 2015.

Domestic replay number: 877-870-5176

International replay number: 858-384-5517

Conference ID: 13624081

About Spiral Toys

Spiral Toys (OTCQB: STOY) is a California-based company with a business, founded by a former senior executive of Disney and Sony, focused on developing and marketing products and mobile applications in the mobile-connected space. Spiral’s mobile-connected entertainment platform connects physical items to today’s top mobile devices through wireless technologies, creating a new kind of interactive user experience.

Spiral sells its products worldwide, and is developing additional applications based on its platform technology for several different verticals within the entertainment industry. Spiral collects revenue on both the physical purchase of goods and the sale of digital content through Apple’s App Store and the Google Marketplace. The company also acts as co-developer with major entertainment studios. For more information, visit www.spiraltoys.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements." The terms “expects”, “would”, “will”, “believes”, and similar terms are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by Spiral Toys in light of its experience and its perception of current conditions and expected future developments, as well as other factors that Spiral Toys believes are appropriate in the circumstances. Many factors could cause Spiral Toys’ actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. These risk factors and others relating to Spiral Toys that may cause actual results to differ are set forth in Spiral Toys’ periodic filings with the U.S. Securities and Exchange Commission (copies of which filings may be obtained at www.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on Spiral Toys’ forward-looking statements. Spiral Toys has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Mark Meyers, CEO

Spiral Toys

Tel (844) 681-7627

investor@spiraltoys.com

Investor Relations:

Michael Koehler

Liolios

Tel (949) 574-3860

STOY@liolios.com

-Tables to Follow-

SPIRAL TOYS, INC.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$ 769,654	$ 245,091
Accounts receivable	1,712,556	-
Deposit receivable	34,749	-
Prepaid expenses	1,479	-
Total Current Assets	2,518,438	245,091
OTHER ASSETS
Goodwill (Note 7)	-	-
Total Other Assets	-	-
TOTAL ASSETS	$ 2,518,438	$ 245,091

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 1,605,047	$ 115,049
Convertible short term notes	-	42,000
Current maturities of notes payable - related parties	-	115,738
Interest payable	-	21,079
Total Current Liabilities	1,605,047	293,866
TOTAL LIABILITIES	1,605,047	293,866

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock: par value $0.001, 1,000,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock: par value $0.001, 74,000,000 shares authorized;
48,690,531 and 41,336,667 shares issued and outstanding, respectively	48,689	41,337
Additional paid-in capital	6,784,441	4,208,516
Accumulated deficit	(5,919,739)	(4,298,628)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	913,391	(48,775)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 2,518,438	$ 245,091

SPIRAL TOYS, INC.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
SALES
Product sales, net	$ 4,143,888	$ 63,602	$ 5,644,254	$ 63,602
Royalty income	160,000	-	172,806	-
Consulting- product development	-	35,000	10,000	35,000
Total Sales	4,303,888	98,602	5,827,060	98,602
COST OF GOODS SOLD	3,613,423	-	4,946,397	-
GROSS MARGIN	690,465	98,602	880,663	98,602

OPERATING EXPENSES
Media costs	-	27,812	-	27,812
Product development costs	326,919	37,101	783,077	37,101
Legal and professional expenses	215,207	76,119	781,699	132,755
Salaries and wages and consulting	339,725	125,823	699,735	158,323
General and administrative	59,224	27,016	206,722	29,474
Total Operating Expenses	941,075	293,871	2,471,233	385,465
LOSS FROM OPERATIONS	(250,610)	(195,269)	(1,590,570)	(286,863)
OTHER EXPENSE
Interest expense	(3,153)	(23,760)	(52,173)	(29,250)
Loss on conversion	-	-	(45,360)	-
Gain on forgiveness of debt	21,000	-	21,000	-
Gain on settlement of notes payable	45,992	-	45,992	-
Total Other Expense	63,839	(23,760)	(30,541)	(29,250)
LOSS BEFORE INCOME TAX
PROVISION AND NON-
CONTROLLING INTEREST	(186,771)	(219,029)	(1,621,111)	(316,113)
Income tax provision	-	-	-	-
NET LOSS FROM CONTINUING
OPERATIONS	(186,771)	(219,029)	(1,621,111)	(316,113)
Net loss attributable to
Discontinued operations	-	(23,752)	-	(23,752)
NET INCOME (LOSS) ATTRIBUTABLE
TO COMMON STOCKHOLDERS	$ (186,771)	$ (242,781)	$ (1,621,111)	$ (339,865)

NET INCOME (LOSS) PER COMMON SHARE
BASIC AND DILUTED
Continuing operations	$ (0.00)	$ (0.01)	$ (0.04)	$ (0.01)
Discontinued operations	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Total	$ (0.00)	$ (0.01)	$ (0.04)	$ (0.01)
Weighted average common shares outstanding
BASIC AND DILUTED	47,837,058	37,117,169	44,860,785	26,146,534

SPIRAL TOYS, INC.

Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income (loss)	$(1,621,111)	$ (339,865)
Adjustments to reconcile net loss to net cash provided by used in operating activities:
Contributed capital (salary)	-	9,750
Beneficial conversion	21,000	-
Shares-based compensation related to common stock	387,682	-
Loss on debt extinguishment	45,360	-
Gain on note settlement	(21,000)	-
Gain on forgiveness of debt-related party	(45,992)	-
Notes for services	63,000	21,000
Changes in operating assets and liabilities:
Accounts receivable	(1,712,556)	-
Prepaid expenses	(1,479)	-
Deposits receivable	(34,749)	-
Accounts payable	1,489,998	51,739
Accrued salaries	-	22,750
Accrued interest	9,175	29,250
Cash Used in Operating Activities - Continuing Operations	(1,420,672)	(205,376)
Cash Used in Operating Activities - Discontinued Operations	-	(907)
Net Cash Used in Operating Activities	(1,420,672)	(206,283)

INVESTING ACTIVITIES:
Cash received from purchase of subsidiary	-	8
Cash Provided from Investing Activities	-	8

FINANCING ACTIVITIES:
Payments on notes payable- related parties	(100,000)	-
Proceeds from notes payable - related parties	-	10,000
Proceeds from notes payable	-	5,000
Proceeds from sale of common stock for cash	2,045,235	219,600
Cash Provided by Financing Activities - Continuing Operations	1,945,235	234,600
Cash Provided by Financing Activities - Discontinued Operations	-	24,659
Net Cash Provided by Financing Activities	1,945,235	259,259
NET CHANGE IN CASH	524,563	52,984
CASH AT BEGINNING OF YEAR	245,091	16,746
CASH AT END OF PERIOD	$ 769,654	$ 69,730

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income tax paid	$ -	$ -
Non-Cash Investing and Financing Activities:
Common stock issued for notes payable	$ 84,000	$ -
Acquisition of Spiral Toys LLC	$ -	$ 3,626,178
Contribution of accrued salary payable to capital	$ -	$ 289,992

###